1
Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to

the incorporation by reference in the Registration Statements on Form S-8 (Registration

Nos. 333-36693 and 333-
256134) of Capital City Bank Group, Inc. (Company) of our report dated

February 27, 2026, on our audits of the consolidated
financial statements of the Company as of December 31, 2025 and 2024,

and for each of the years in the three-year period ended
December 31, 2025, which report is included in this Annual Report on

Form 10-K. We also consent

to the incorporation by
reference of our report dated February 27, 2026, on our audit of the internal control over financial reporting of the Company as of
December 31, 2025, which report is included in this Annual Report on

Form 10-K.
/s/ Forvis Mazars, LLP
Little Rock, Arkansas
February 27, 2026